UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Langer, Inc.
(Name of Registrant as Specified in Its Charter)

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LANGER, INC.
450 Commack Road
Deer Park, New York 11729-4510

March 20, 2007

To Our Stockholders:

On behalf of your Company's Board of Directors, I cordially invite you to attend a Special Meeting of Stockholders to be held on April 19, 2007, at 10:30 a.m., local time, at 41 Madison Avenue, 28th Floor, New York, NY 10010.

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement cover the details of the matters to be presented.

Regardless of whether you plan to attend the Special Meeting of Stockholders, I urge that you participate by completing and returning your proxy card as soon as possible. Your vote is important and will be greatly appreciated. You may revoke your proxy and vote in person if you decide to attend the Special Meeting of Stockholders.

Cordially,

Langer, Inc.

W. Gray Hudkins
President and Chief Executive Officer

LANGER, INC.

Notice of Special Meeting of Stockholders
to be held on April 19, 2007

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders, and any adjournments or postponements thereof (the “Meeting”), of Langer, Inc., a Delaware corporation (the “Company”), which will be held on April 19, 2007 at 10:30 a.m., local time, at 41 Madison Avenue, 28th Floor, New York, NY 10010, for the following purposes:

1.

To approve the issuance of 6,183,492 shares of the Company’s common stock, $0.02 par value, issuable upon the conversion of our 5% Convertible Subordinated Notes due December 7, 2011 as contemplated by the Note Purchase Agreement dated December 8, 2006; and

2.

To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matter presented at the Meeting.

Stockholders of record at the close of business on February 22, 2007 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DECIDE TO ATTEND THE MEETING.

Dated: March 20, 2007

By order of the Board of Directors

W. Gray Hudkins, President and Chief Executive Officer

LANGER, INC.
450 Commack Road
Deer Park, New York 11729-4510

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 19, 2007

INTRODUCTION

Proxy Solicitation and General Information

This Proxy Statement and the enclosed form of proxy (the “Proxy Card”) are being furnished to the holders of common stock, par value $0.02 per share (the “Common Stock”), of Langer, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) of the Company for use at the Special Meeting of Stockholders to be held on April 19, 2007 commencing at 10:30 a.m., local time, at 41 Madison Avenue, 28th Floor, New York, NY 10010, and at any adjournment or postponement thereof (the “Meeting”). This Proxy Statement and the Proxy Card are first being sent to stockholders on or about March 20, 2007.

At the Meeting, holders of Common Stock will be asked:

1.

To approve the issuance of 6,183,492 shares of the Company’s Common Stock, issuable upon the conversion of our 5% Convertible Subordinated Notes due December 7, 2011 as contemplated by the Note Purchase Agreement dated December 8, 2006; and

2.

To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof, including to consider any procedural matters incident to the conduct of the Meeting, such as the postponement of the Meeting in order to solicit additional proxies to vote in favor of the matter presented at the Meeting.

The Board of Directors has fixed the close of business on February 22, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing.

Stockholders are requested to complete, sign, date and promptly return the Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If the Proxy Card is signed and returned without instructions, the shares will be voted FOR the approval of the issuance of 6,183,492 shares of the Company’s Common Stock, issuable upon the conversion of our 5% Convertible Subordinated Notes due December 7, 2011 as contemplated by the Note Purchase Agreement dated December 8, 2006 (“Proposal One”). A stockholder who so desires may revoke its proxy at any time before it is voted at the Meeting by: (i) delivering written notice to the Company (attention: Secretary); (ii) duly executing and delivering a proxy bearing a later date; or (iii) casting a ballot at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

A stockholder may designate a person or persons other than those persons designated on the Proxy Card to act as the stockholder's proxy. The Stockholder may use the Proxy Card to give another person authority by striking out the names appearing on the Proxy Card, inserting the name(s) of another person(s) and delivering the signed card to such person(s). The person(s) designated by the stockholder must present the signed Proxy Card at the Meeting in order for the shares to be voted.

Where the stockholder is not the record holder, such as where the shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder's requirements in order to ensure that the shares are properly voted.

The Board of Directors knows of no other matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy, or their substitutes, will vote in accordance with their discretion on such matters.

Record Date; Shares Outstanding and Entitled to Vote; Quorum

Only stockholders as of the close of business on February 22, 2007 (the “Record Date”) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 10,062,373 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote. See “Security Ownership of Certain Beneficial Owners and Management.” The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the shares of Common Stock entitled to vote constitute a quorum for the Meeting.

Required Votes

The presence at the Meeting, in person or by duly authorized proxy, of the holders of a majority of the outstanding shares of stock entitled to vote constitutes a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter presented for stockholder action. Shares of Common Stock present in person or represented by proxy, including shares which abstain or do not vote with respect to the approval of Proposal One, will be counted for purposes of determining whether a quorum is present at the Meeting.

The affirmative vote of the majority of the total votes cast in person or by proxy at the Meeting is required to approve Proposal One at the Meeting.

Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from beneficial owners. If specific instructions are not received, brokers may be precluded from exercising their discretion, depending on the type of proposal involved. Shares as to which brokers have not exercised discretionary authority or received instructions from beneficial owners are considered “broker non-votes,” and will be counted for purposes of determining whether there is a quorum.

Proxy Solicitation

The Company will bear the costs of the solicitation of proxies for the Meeting. Directors, officers and employees of the Company may solicit proxies from stockholders by mail, telephone, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses. We may retain professionals to provide consulting and analytic services in connection with solicitation of proxies.

It is desirable that as large a proportion as possible of the stockholders' interests be represented at the Meeting. Therefore, even if you intend to be present at the Meeting, you are requested to sign and return the enclosed Proxy Card to ensure that your stock will be represented. If you are present at the Meeting and desire to do so, you may withdraw your proxy and vote in person by giving written notice to the secretary of the Company prior to the vote. Please return your executed proxy promptly.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of our Common Stock by (a) each person or entity who is known to us owning beneficially 5% or more of our Common Stock, (b) each of our directors, (c) each of our named executive officers and (d) all named executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o 450 Commack Road, Deer Park, New York 11729-4510. As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (i) the power to vote, or direct the voting of, such security or (ii) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days on or before February 22, 2007.

Name of Beneficial Owner	Common Stock Beneficially Owned		Percentage of Common Stock(1)

Warren B. Kanders, Chairman of the Board of Directors	2,925,075	(2)	23.5%
David M. Knott	1,712,878	(3)	13.0%
Kennedy Capital Management, Inc.	570,271	(4)	5.7%
Ashford Capital Management, Inc.	2,145,812	(5)	17.8%
Millennium Partners, L.P.	859,139	(6)	7.0%
Bank of America Corporation	580,450	(7)	5.1%
Peter A. Asch, Director	607,897	(8)	5.3%
Stephen M. Brecher, Director	12,500	(9)	*
Burtt R. Ehrlich, Director	254,405	(10)(11)	2.2%
Arthur Goldstein, Director	150,573	(10)(12)	1.3%
Stuart P. Greenspon, Director	199,816	(13)	1.7%
W. Gray Hudkins, Director, President and Chief Executive Officer	364,900	(14)	3.1%
Kathryn Kehoe, Senior Vice President	33,334	(15)	*
Directors and named executive officers as a group (8 persons)	4,598,500	(16)	34.9%

——————

*

Less than 1%

(1)

The applicable percentage of beneficial ownership is based on 11,440,915 shares of Common Stock outstanding as of the Record Date, plus, with respect to particular persons, shares of Common Stock that may be acquired by exercise of stock options, conversion of the Company's outstanding 5% convertible subordinated notes due December 7, 2011 (the “Notes”), or other rights to acquire Common Stock within 60 days after the date of this Proxy Statement.

(2)

Consists of 1,491,856 shares presently issued and outstanding held by Langer Partners, LLC, 375,000 shares presently issued and outstanding held by Kanders & Company, Inc. (“Kanders & Company”) (100,000 shares of which were issued pursuant to a stock award, the vesting of which was accelerated on December 20, 2005 and which are subject to a lock-up agreement that expires on September 1, 2008); 515,000 shares acquirable upon the exercise of options awarded to Mr. Kanders (435,000 of which are subject to a lock-up agreement that expires with respect to 80,000 shares on each of November 12, 2006 and 2007, 91,666 shares on April 1, 2008 and 91,667 shares on each of April 1, 2009 and 2010); 428,219 shares acquirable upon conversion of $2,000,000 in principal amount of the Notes held by Langer Partners, LLC; 15,000 shares acquirable under warrants held by Langer Partners, LLC; and 100,000 shares acquirable upon exercise of options held by Kanders & Company. Mr. Kanders has agreed not to convert the Notes unless the stockholders vote in favor of the proposal to approve the issuance of the shares of Common Stock acquirable upon conversion of the Notes (such shares, the “Conversion Shares”), as described later in this Proxy Statement. Mr. Kanders, who is the Chairman of our Board of Directors, is the sole voting member and sole manager of Langer Partners, LLC, and the sole stockholder of Kanders & Company. Does not include 500,000 shares awarded to Mr. Kanders as a restricted stock award under the Company’s 2005 Stock Incentive Plan (the “2005 Plan”), which award is not presently vested and which cannot vest prior to January 1, 2008. The address for Mr. Kanders and Langer Partners, LLC is c/o Kanders & Company, Inc., One Landmark Square, Stamford, Connecticut 06901.

(3)

Based on information in Schedule 13G filed by Mr. Knott and certain affiliates, which gives their address as 485 Underhill Boulevard, Suite 205, Syosset, New York 11791.

(4)

Based upon information in the Schedule 13G, as amended, filed by Kennedy Capital Management, Inc., as last amended on February 13, 2007, which gives its address as 10829 Olive Boulevard, St. Louis, MO 63141. Kennedy Capital Management, Inc reports voting power over 515,916 shares, constituting 5.5% of the Company's outstanding Common Stock. The higher number in the table is the number of shares over which Kennedy Capital Management, Inc. reports dispositive power.

(5)

Includes 642,329 Conversion Shares. Based upon information in the Schedule 13G, as amended, filed by Ashford Capital Management, Inc. as amended on January 23, 2007, which gives its address as P.O. Box 4172, Wilmington, DE 19807. Ashford Capital Management, Inc., has agreed not to convert the Notes unless Proposal One is approved.

(6)

Based upon information in the Schedule 13D filed by Millennium Partners, L.P. and certain of its affiliates on December 18, 2006. Such person's address is 666 Fifth Avenue, 8th Floor, New York, New York 10103. According to such information, the reporting persons own 2,700 shares which are issued and outstanding, and Notes which are convertible into 856,439 shares of Common Stock. Mr. Israel A. Englander is the managing member of the managing partner of Millenium Partners, L.P.

(7)

Based upon information in the Schedule 13G filed by Bank of America Corporation on February 8, 2006, which gives the reporting person’s address as 100 North Tryon Street, Floor 25, Charlotte, NC 28255.

(8)

Does not include 200,000 shares acquirable by Mr. Asch under options which vest in 3 equal annual consecutive tranches commencing on January 23, 2009, or shares which Mr. Asch may become entitled to receive in 2008 and 2009 under the terms of the agreement by which the Company acquired the capital stock of Twincraft, Inc., from Mr. Asch and the other former holders of Twincraft's capital stock.

(9)

Consists of 12,500 shares acquirable under options awarded to Mr. Brecher. Does not include (i) 25,000 shares acquirable under options which vest in equal annual tranches on May 1, 2008 and 2009, and (ii) 7,500 shares awarded to Mr. Brecher as a restricted stock award under the 2005 Plan, which award is not presently vested and which cannot vest prior to January 1, 2008.

(10)

Includes 96,376 options granted to each of Messrs. Ehrlich and Goldstein, of which 30,000 options granted to each of them are subject to lock-up agreements, which expire for each, on November 12, 2007 with respect to 5,000 shares, and on each of November 8, 2007 and 2008 with respect to 12,500 shares.

(11)

Includes 46,600 shares held in trust by Mrs. Burtt R. Ehrlich as Trustee for David Ehrlich, as to which Mr. Ehrlich disclaims beneficial ownership.

(12)

Includes 21,410 shares acquirable upon conversion of Notes held by Mr. Arthur Goldstein.

(13)

Includes 37,500 shares acquirable upon exercise of options granted to Mr. Greenspon, of which 25,000 are subject to a lock-up agreement, which expires with respect to 12,500 shares on each of November 8, 2007 and 2008, and 32,116 Conversion Shares. Mr. Greenspon has agreed not to convert the Notes unless Proposal One is approved. Does not include (i) 41,903 shares held by Mrs. Stuart P. Greenspon, as to which Mr. Greenspon disclaims beneficial ownership, (ii) 7,500 shares awarded to Mr. Greenspon as a restricted stock award under the 2005 Plan, which award is not presently vested and which cannot vest prior to January 1, 2008, and (iii) Conversion Shares acquirable on conversion of Notes held by his adult brother, his adult daughter, or his adult sister.

(14)

Includes 337,500 shares acquirable upon exercise of options granted to Mr. Hudkins. Of the outstanding shares of stock held by Mr. Hudkins, 7,600 shares are subject to a lock-up agreement that expires on November 12, 2007. Additionally, 237,500 shares acquirable under options held by Mr. Hudkins are subject to a lock-up agreement which expires with respect to 50,000 shares on November 12, 2007, with respect to 45,833 shares on each of December 31, 2007 and 2008, with respect to 45,834 shares on December 31, 2009, with respect to 16,667 shares on each of April 1, 2008 and 2009, and with respect to 16,666 shares on April 1, 2010. Does not include 275,000 shares awarded to Mr. Hudkins as a restricted stock award under the 2005 Plan, which award is not presently vested and which cannot vest prior to January 1, 2008.

(15)

Consists of 33,334 shares acquirable under an option granted to Ms. Kehoe under the 2005 Plan. Does not include (i) 66,666 shares acquirable under an option which vests as to 33,333 on each of January 24, 2008 and 2009, and (ii) 75,000 shares awarded to Ms. Kehoe as a restricted stock award under the 2005 Plan, which award is not presently vested and which cannot vest prior to January 1, 2008.

(16)

Consists of 2,873,169 shares presently issued and outstanding owned of record or beneficially by such persons, plus 1,725,331 shares acquirable upon exercise of stock options and warrants, or conversion of Notes, held by such persons.

We are not aware of any material proceedings to which any of our directors, executive officers or affiliates or any security holder, including any owner of record or beneficially of more than 5% of any class of our voting securities, is a party adverse to us or has a material interest adverse to us.

PROPOSAL ONE — APPROVAL OF THE ISSUANCE OF 6,183,492 SHARES OF THE
COMPANY’S COMMON STOCK ISSUABLE UPON THE CONVERSION OF OUR 5% CONVERTIBLE
SUBORDINATED NOTES DUE DECEMBER 7, 2011 AS CONTEMPLATED BY THE NOTE PURCHASE
AGREEMENT DATED DECEMBER 8, 2006

Introduction

On December 8, 2006, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) with investors who purchased, pursuant to the Note Purchase Agreement, an aggregate of $28,880,000 of the Company’s 5% convertible subordinated notes due December 7, 2011 (the “Notes”), which Notes are immediately convertible into shares (the “Conversion Shares”) of the Company’s Common Stock. The initial conversion price was $4.75 per share, which has been adjusted to $4.67 (such price, as adjusted and as may be hereafter adjusted, the “Conversion Price”). The terms of the Notes are described in greater detail below in the section entitled “Material Terms of the Notes”.

At the current Conversion Price, the Notes are convertible into 6,183,492 shares of Common Stock. If the Notes were converted, the shares of Common Stock acquired thereby would constitute 35% of the Common Stock then outstanding. Such number of shares of Common Stock is subject to increase under certain circumstances described hereinafter under “Conversion of the Notes” and in greater detail in the Note Purchase Agreement. The Company is seeking stockholder approval for the shares of Common Stock issuable upon conversion of the Notes.

Why the Company is Seeking Stockholder Approval

The Marketplace Rules of the NASDAQ Stock Market (the “NASDAQ Market Place Rules”), generally require stockholder approval for issuances of stock in excess of twenty percent (20%). Stockholder approval was not required for the issuance of the Conversion Shares due to an exemption provided by Rule 4350(i)(1)(D) of the NASDAQ Market Place Rules for above market issuances because the initial Conversion Price was in excess of both the book value of the Company’s Common Stock and the market value of the Company’s Common Stock at the time of the closing of the Note transaction (the market price at the closing of the Note transaction was $4.06) and the Company agreed not to take any action which would result in an adjustment of the Conversion Price to below $4.06 unless and until such stockholder approval was obtained.

Prior to entering into the Note Purchase Agreement, the Company entered into a Stock Purchase Agreement, dated November 14, 2006 (the “Twincraft Purchase Agreement”) to acquire all of the capital stock of Twincraft, Inc., a Vermont corporation (“Twincraft”), for an aggregate consideration of $26,650,000. Of this amount, $3,997,500 was to be paid by delivery of 999,375 shares of Common Stock (the “Consideration Shares”) or 9.6% of the shares of Common Stock then issued and outstanding. Rule 4350(i)(1)(C) of the NASDAQ Market Place Rules generally requires stockholder approval of the issuance of securities in connection with the acquisition of another company if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of such shares. Because the Consideration Shares represent approximately 9.6% of the Company’s issued and outstanding shares of Common Stock, such issuance of the Consideration Shares in and of itself would not require stockholder approval under NASDAQ Market Place Rules. The timing and nature of the issuance of the Convertible Notes transaction and the Twincraft Purchase Agreement, however, could result in the two transactions being considered part of one transaction which would require the aggregation of the Conversion Shares and the Consideration Shares. If the Conversion Shares and Consideration Shares were to be so aggregated, then such issuances would exceed the 20% threshold set forth in Rule 4350(i)(1)(C) of the NASDAQ Market Place Rules, and stockholder approval would be required for both issuances. The Company, therefore, obtained agreements from holders of the Notes holding approximately $24,000,000 in the aggregate principal amount of the Notes, which amount represents approximately 84% of the aggregate principal amount of all Notes, not to convert their Note into Conversion Shares prior to the date on which the Company’s stockholders have approved the issuance of the Conversion Shares issuable upon conversion of the Notes. The Company is now seeking such stockholder approval for the issuance of the Conversion Shares issuable upon conversion of the Notes.

As a result of the Company obtaining the agreement of the holders of the Notes as described above, the shares of Common Stock currently issuable upon conversion of the Notes, when aggregated with Consideration Shares issued in the Twincraft acquisition, is less than 20% of the number of outstanding shares of Common Stock on January 23, 2007 (which was the date of the Twincraft closing). If we do not obtain stockholder approval of this proposal, the holders of a principal amount of approximately $24,000,000 Notes, or approximately 84% of the outstanding principal amount of the Notes, will not be able to convert their Notes into approximately 5,138,600 shares of our Common Stock and such principal amounts will remain outstanding in accordance with their existing terms. If we do not have adequate cash resources to repay these Notes when they come due, our business and operations could be materially adversely affected.

The Company has obtained voting agreements from certain holders of the issued and outstanding shares of the Company’s Common Stock. Each voting agreement provides that at any meeting of stockholders, including the Meeting, held by the Company prior to July 1, 2007, or in connection with any written consent of the Company’s stockholders, such holders will vote all shares of Common Stock beneficially owned by the stockholders on the date of their respective voting agreement, together with any additional shares of Company capital stock acquired by the stockholders or as to which the stockholders acquire direct or indirect voting or investment power during the term of the voting agreement, in favor of the ratification and approval of the issuance of the Conversion Shares. At the time of execution by the Company of the voting agreements, the outstanding shares of Company Common Stock held by these stockholders represented approximately 50% of the Company's outstanding shares.

Effect on Outstanding Common Stock

The issuance of the Conversion Shares could have a dilutive effect on our earnings per share and on a stockholder’s percentage voting power. In addition, the issuance of the Conversion Shares could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company or remove incumbent directors from office.

Material Terms of the Notes Transaction

Interest. The Notes bear interest on their unpaid principal amount at a rate of 5% per year. Interest payments on the Notes are due each June 30 and December 31 of each year, or the first business day following such date if it is not a business day, commencing June 30, 2007.

Conversion of Notes; Anti-dilution Provisions. The Notes are immediately convertible into Conversion Shares at the rate of $4.67 per share, subject to adjustments for stock splits, stock dividends, and similar changes in the Company's outstanding Common Stock, and also subject to adjustments for the issuance of Common Stock or options, warrants, convertible securities or other rights to acquire Common Stock at a price below the conversion price then in effect. In the case of issuances of Common Stock or options, warrants, convertible securities or other rights to acquire Common Stock at a price below the conversion price then in effect, the conversion price shall be reduced immediately after such an issuance so that it shall equal the price determined by multiplying such conversion price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the conversion price then in effect and the denominator shall be the number of shares of Common Stock that would be outstanding or acquirable immediately after the issuance of such additional shares or options, warrants, convertible securities or other rights to acquire Common Stock. Such adjustment shall be made successively whenever such an issuance is made; provided, however, that no adjustments shall be made on account of issuances pursuant to currently outstanding stock options, warrants and other rights to acquire Common Stock and options, restricted stock awards and other rights to acquire Common Stock hereafter granted under the Company's 2005 Plan or any plan for the issuance of stock options, stock awards or other equity compensation which is hereafter approved by the stockholders. At the current conversion price, the number of Conversion Shares is 6,183,492.

Call of the Notes. The principal of the Notes is due on December 7, 2011, subject to the earlier call of the Notes by the Company, as follows: (i) the Notes may not be called prior to December 7, 2007; (ii) from December 7, 2007, through December 7, 2009, the Notes may be called and redeemed for cash, in the amount of 105% of the principal amount of the Notes (plus accrued but unpaid interest, if any, through the call date); (iii) after December 7, 2009, the Notes may be called and redeemed for cash in the amount of 100% of the principal amount of the Notes (plus accrued but unpaid interest, if any, through the call date); and (iv) at any time after December 7, 2007, if the closing price of the Common Stock of the Company on the NASDAQ (or any other exchange on which the Company's Common Stock is then traded or quoted) has been equal to or greater than $7.00 per share for 20 of the preceding 30 trading days immediately prior to the Company's issuing a call notice, then the Notes shall be mandatorily converted into Common Stock at the Conversion Price then applicable.

Prepayment of the Notes. During the first year, the Company may not prepay the Notes. Between the first and third year, the Company may prepay the Notes at 105% of par. After the third year, the Company may prepay the Notes at par. The Notes shall be convertible at the election of the holders of the Notes following any call of the Notes.

Subordination. The payment of interest and principal of the Notes is subordinate to the Company’s presently existing capital lease obligations. As of September 30, 2006, such obligations aggregated approximately $2,700,000. The Notes would also be subordinated to any additional debt which the Company may incur hereafter for borrowed money, or under additional capital lease obligations, obligations under letters of credit, bankers' acceptances or similar credit transactions.

Events of Default. In the event of a default on the Notes, the due date of the Notes may be accelerated if demanded by holders of at least 40% of the principal amount of the Notes, subject to waiver by holders of 51% of the Notes if the Company pays all arrearages of interest on the Notes. Events of default are defined to include a change of control of the Company.

Registration Rights. The Company has agreed to use commercially reasonable efforts to file a registration statement under the Securities Act of 1933, with respect to the Conversion Shares not later than September 30, 2007. Such registration statement was initially filed on January 9, 2007.

Further Information. The terms of the Notes are complex and only briefly summarized above. For further information on the Notes and the rights of the holders of the Notes, please refer to the descriptions contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2006, and the Note Purchase Agreement and the Notes, which contain a complete statement of the terms and conditions of the Notes, and are filed as exhibits to such report.

The Board of Directors recommends a vote “FOR” this proposal to approve the issuance of 6,183,492 shares of the Company’s Common Stock issuable upon the conversion of our 5% convertible subordinated notes due December 7, 2011 as contemplated by the Note Purchase Agreement dated December 8, 2006.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, if a stockholder wanted us to include a proposal in our Proxy Statement and Proxy Card for presentation at our 2007 Annual Meeting, the proposal must have been previously received by us at our principal executive offices on or before January 5, 2007, provided, however, if the 2007 Annual Meeting is called for a date not within 30 calendar days before or after June 23, 2007, within a reasonable time before we begin to print and mail our proxy materials for the 2007 Annual Meeting. The proposal should be sent to the attention of: Langer, Inc., 450 Commack Road, Deer Park, New York 11729-4510, Attention: Company Secretary, and must include the information and representations that are set out in Exchange Act Rule 14a-8.

Under our Bylaws, and as permitted by the rules of the Securities and Exchange Commission, certain procedures are provided that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at a meeting of our stockholders outside of the requirements set forth in Exchange Act Rule 14a-8. These procedures provide that nominations for director nominees and/or an item of business to be introduced at a meeting of our stockholders must be submitted in writing to the Secretary of the Company at our principal executive offices. Any written submission by a stockholder including a director nomination and/or item of business to be presented at a meeting of our stockholders must comply with the procedures and such other requirements as may be imposed by our Bylaws, Delaware law, the NASDAQ, the rules and regulations of the Securities and Exchange Commission, and must include the information necessary for the Board to determine whether the candidate qualifies as independent under the NASDAQ Market Place Rules.

We must receive notice of the intention to introduce a director nomination or to present an item of business at our 2007 Annual Meeting (a) not less than sixty (60) days nor more than ninety (90) days prior to June 21, 2007 if our 2007 Annual Meeting is held within thirty (30) days before or after June 21, 2007; or (b) not later than the close of business on the tenth (10th) day following the day on which the notice of meeting is mailed or public disclosure of the date of the 2007 Annual Meeting is made, whichever occurs first, in the event our 2007 Annual Meeting is not held within thirty (30) days before or after June 21, 2007. In the event that we call a special meeting of our stockholders, we must receive your intention to introduce a director nomination or to present an item of business at the special meeting of stockholders not later than the close of business on the tenth (10th) day following the day on which the notice of such special meeting of stockholders is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

HOUSEHOLDING OF PROXY STATEMENT

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Langer, Inc., 450 Commack Road, Deer Park, New York 11729-4510, Attention: Corporate Secretary, 631-667-1200. If you would like to receive separate copies of annual reports and Proxy Statements in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Date: March 20, 2007

For the Board of Directors

Kathy Kehoe, Assistant Secretary

This Proxy is Solicited on behalf of the Board of Directors of

LANGER, INC.

SPECIAL MEETING OF STOCKHOLDERS
April 19, 2007

The undersigned hereby appoints W. Gray Hudkins and Warren B. Kanders as proxies, each with full power of substitution, and hereby authorizes each of them to appear and vote, as designated below, all shares of Common Stock of Langer, Inc., held of record by the undersigned on February 22, 2007, at the Special Meeting of Stockholders to be held on April 19, 2007, and any adjournments or postponements thereof, and in their discretion upon any and all other matters which may properly be brought before the meeting or any adjournments or postponements thereof, and hereby revokes all earlier proxies of the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” EACH PROPOSAL.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH PROPOSAL.

(To be Signed on Reverse Side)

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Stockholders
LANGER, INC.

April 19, 2007

☒ Please mark your votes as in this example.

1.

To approve the issuance of 6,183,492 shares of the Company’s common stock, $0.02 par value, issuable upon the conversion of our 5% Convertible Subordinated Notes due December 7, 2011 as contemplated by the Note Purchase Agreement dated December 8, 2006.

	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.

To transact such other business as may properly come before the special meeting or any postponements or adjournments thereof, including to consider any procedural matters incident to the conduct of the special meeting, such as the postponement of the special meeting in order to solicit additional proxies to vote in favor of the matter presented at the special meeting.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE DATE, SIGN AND RETURN THIS PROXY.

THANK YOU.

Signature of Stockholder(s)

Dated: ___________, 2007

NOTE: Signature should agree with name on stock certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.